                                 EXHIBIT 7-1





                            CERTIFICATE OF FORMATION

                                       OF

                                  CPH3, L.L.C.



         The undersigned, for the purpose of forming a limited liability company pursuant to Section 18-201 of the Delaware Limited Liability Company Act (the "Act"), do hereby certify as follows:


                                  ARTICLE ONE
                                      Name

   The name of the limited liability company is CPH3, L.L.C. (the "Company").


                                  ARTICLE TWO
                          Registered Agent and Office

         The address of the registered office of the Company in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle 19805. The registered agent at this office is Corporation Service Company.


                                 ARTICLE THREE
                                    Duration

         The term of the Company's duration shall be thirty (30) years from the date of filing of this Certificate of Formation with the Secretary of State of the State of Delaware.


                                  ARTICLE FOUR
                                    Purpose

         The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act, including all powers and purposes now and hereafter permitted by law to a limited liability company.

                                  ARTICLE FIVE
                                   Management

         The business and affairs of the Company shall be managed by the member or members, and the voting power of each member shall be directly proportionate to such member's interest in the profits and losses of the Company (a "Membership Interest").


                                  ARTICLE SIX
                        Admission of Additional Members

         Additional members may be admitted at such times and on such terms and conditions as provided in the Limited Liability Company Agreement of the Company.


                                 ARTICLE SEVEN
                             Transfers of Interest

         No member may sell, assign, or otherwise transfer any part of its interest in the Company to any non-member unless the sale, assignment or transfer has been approved by the prior written consent of members holding more than a majority of the Membership Interests in the Company and by a majority in number of the members other than the transferring member, and as otherwise provided in the Limited Liability Company Agreement of the Company.


                                 ARTICLE EIGHT
                            Continuation of Business

         Following the resignation, withdrawal, bankruptcy, or dissolution of a member or the occurrence of any other event that terminates the continued membership of a member in the Company, the business of the Company may continue only upon the agreement of members holding more than a majority of the Membership Interests of the remaining members and a majority in number of the remaining members.


                                  ARTICLE NINE
                      Limited Liability Company Agreement

         The manner in which the Company conducts its business and affairs, and the rights and obligations of its members, to the extent not expressly required by and provided for in the Act, shall be set forth in a Limited Liability Company Agreement executed by all of the initial members of the Company. The regulations contained in the Limited Liability Company Agreement may, from time to time, be amended by the members in accordance with the provisions thereof.

                                  ARTICLE TEN
                         Indemnification and Liability

         The Company shall indemnify and advance expenses to a member, employee or agent of the Company for any claim and in connection with any proceeding, to the fullest extent permitted by and in accordance with the Act, all other applicable laws and statutes, and the Limited Liability Company Agreement of the Company.


         DATED this 15th of September, 1997.



                                       /s/ DAY WILKINSON
                                       ---------------------------------
                                       Dag Wilkinson
                                       Authorized Agent

                                 EXHIBIT 7-2



                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                                  CPH3, L.L.C.

                            As of September 15, 1997

                                   ARTICLE I
                                  ORGANIZATION

         Section 1. Name. The name of the Company is CPH3, L.L.C., and all Company business shall be conducted in that name or any other name designated by the Members, the use of which complies with applicable law.

         Section 2. Formation. The Company has been organized as a Delaware limited liability company by the filing of a Certificate of Formation pursuant to the Delaware Limited Liability Company Act (the "Act") and the certification of the Certificate of Formation for the Company by the Secretary of State of the State of Delaware.

         Section 3. Offices and Registered Agent. The principal office of the Company in the State of Delaware shall be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805, or at such other place as the Members may designate from time to time. The Company may have such other offices, either within or without the State of Delaware as the Members may designate or as the business of the Company may require. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be located at 1013 Centre Road, in the City of Wilmington, County of New Castle, Delaware 19805 and the registered agent at that office shall be the Corporation Service Company. The registered office and the registered agent may be changed from time to time by action of the Members and by filing the prescribed form with the Delaware Secretary of State. The registered office may be, but need not be, identical with the principal office, and may be changed from time to time by the Members.

         Section 4. Purpose. The Company is organized for the purpose of engaging in any lawful business or activity for which limited liability companies may be organized under the Act.

         Section 5. Term. The term of the Company's duration (the "Term") shall be thirty (30) years from the date of filing of the Certificate of Formation with the Secretary of State of the State of Delaware.

                                   ARTICLE II
                                   MEMBERSHIP

         Section 1. Initial Member. The initial Member of the Company shall be HADI MAKARECHIAN, an individual. The initial Capital Contributions (as defined in Article III, Section 1) and the Membership Interest (as defined in Article III, Section 3) of the initial Member as of the date hereof is set forth on Exhibit A attached hereto.

         Section 2. No Liability to Third Parties. In accordance with Section 18-303 of the Act, no Member shall be liable personally for the debts, obligations or liabilities of the Company solely by reason of being a Member of the Company.

         Section 3. Admission of Additional Members. The initial Member shall have the right to admit a new Member or Members to the Company, provided Members holding more than a majority of the aggregate Membership Interests of all Members and a majority of members voting per capita consent to the admission of the new Member or Members, and provided any such new Member signs this Agreement, as amended as of the date of such new Member's admission, or otherwise evidences his ratification hereof. No new Member shall have the right to participate in the management of the business of the Company unless such Member is admitted in accordance with this Section. In accordance with
Section 18-301(c) of the Act, a person may be admitted as a Member of the Company and may receive a Membership Interest without making a contribution or being obligated to make a contribution to the Company.

         Section 4. Resignation. A Member does not have the right to resign from the Company except upon the provision of 120 days' written notice to the Company and the other Members. The previous sentence notwithstanding, no Member shall have the right to resign from the Company at such times as the Company has only one Member.

         Section 5. Termination of Membership. Unless otherwise provided in a written consent signed by all remaining Members, a Member's membership in the Company shall terminate upon the occurrence of any event of bankruptcy described in Section 18-304 of the Act.

        Section 6. Certificates. The Company may issue Membership Certificates representing the Membership Interest (as defined in Section 3 of
Article III) of each Member. The Membership Certificates shall be in such form as may be determined by the Members. Such Membership Certificates shall be signed by all the Members. All Membership Certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the Membership Certificates are issued, with the Capital Contribution and the date of issue, shall be entered in the Certificate Register of the Company. In case of a lost, destroyed or mutilated Membership Certificate, a new one may be issued upon such terms and indemnity to the Company as the Members may prescribe.

         Section 7. Restrictions on Transfer. No Member may sell, assign, or otherwise transfer any part of its Membership Interest to any non-Member unless:

                 (a) the sale, assignment or transfer has been approved by the prior written consent of Members holding more than a majority of the aggregate Membership Interests of all Members; and

                 (b) in the opinion of the Members, the transfer will not (i) impair the ability of the Company to continue to be classified as a sole proprietorship or partnership under the Internal Revenue Code of 1986, (ii) result in a "termination" of the Company under section 708 of the Code, (iii) will not cause the Company to be in breach or default of any instrument or agreement to which it is bound, (iv) violate or cause a violation of any applicable federal or state laws (including securities laws), or (v) cause the Company to become subject to registration under the Investment Company Act of 1940.

         Section 8. Rights of an Assignee or Transferee. In addition to the restrictions set forth in Section 7 of this Article, an assignee or transferee of the Membership Interest of a Member shall have the right to participate in the management of the business of the Company provided such assignee or transferee signs this Agreement, as amended as of the date of the assignment or transfer of such Membership Interest, or such assignee or transferee otherwise evidences his ratification hereof.


                                  ARTICLE III
                             CAPITAL CONTRIBUTIONS

         Section 1. Initial Capital Contributions. Contemporaneously with the execution of this Limited Liability Company Agreement (the "Agreement"), the initial Member shall make the initial capital contributions specified in Exhibit A attached hereto.


         Section 2. Additional Capital Contributions. Additional contributions shall be made at such times and in such amounts as may be agreed upon by the Members or the

Members. Each Member's contribution (a "Capital Contribution") shall consist of the aggregate of the following items contributed by a Member, or a Member's predecessor in interest, to or on behalf of the Company: (a) cash and (b) the fair market value of other property (net of liabilities secured by the property).

         Section 3. Membership Interest. At all times, the interest of each Member in the profits, losses, and distributions of the Company (a "Membership Interest") shall be directly proportional to the aggregate Capital Contributions of the corresponding Member.

         Section 4. Return of Contributions. A Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect thereof. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or lend cash or property to the Company to enable the Company to return any Member's Capital Contributions and no Member shall have any recourse against any other Member for this purpose. No provision of this Agreement shall be construed as obligating a Member to contribute additional capital to the Company for the benefit of any third party.


                                   ARTICLE IV
                         ALLOCATIONS AND DISTRIBUTIONS

         Section 1. Incorporation of Treasury Regulations. Applicable income tax regulations promulgated under the Internal Revenue Code of 1986, as amended, including proposed, temporary, and final regulations (the "Treasury Regulations") relating to allocations of income, gain, loss, deduction, and credit are hereby incorporated into this Agreement by reference and shall control over any conflicting provision of this Agreement. To the extent that any allocation of income, gain, loss, deduction or credit (i) is required by this Agreement but not permitted by the Treasury Regulations, or (ii) is required by the Treasury Regulations but not provided for in this Agreement, the amount thereof shall be allocated or reallocated to the Members in the manner provided in the Treasury Regulations.

         Section 2. Distributions. Subject to the provisions of Section 1 of this Article, the Company shall make such distributions of cash and property as the Members may determine from time to time. Without limiting the generality of the preceding sentence, the Members shall from time to time declare, and the Company shall distribute, accumulated profits agreed not necessary for the cash needs of the Company's business. Unless otherwise provided, any retained profits shall be deemed an increase in each Member's Capital Contribution in proportion to each Member's respective Membership Interest prior to the fiscal year in which such profits were earned. The provisions of this Section notwithstanding, the Members shall have no authority to declare, and the Company shall have no authority to make, any distribution of cash, property, or profits in violation of Section 18-607 of the Act.

         Section 3. Allocation of Distributions. Subject to the provisions of Sections 1 and 2 of this Article, and after giving effect to any special allocations required by the Treasury Regulations, profits and other distributions made by the Company shall be allocated in the following order:

         (1) To repay any loan or loans to the Company made by a Member or Members, if any, together with interest accrued thereon from the date such loan or loans were made until the date of repayment, provided that no loan need be repaid in its entirety and all loans shall be repaid in direct proportion to the aggregate outstanding loan balance of each Member at the time of such repayment, with repayments credited in the order the loans were made to or on behalf of the Company, including loans made prior to the date hereof;

         (2) To repay any additional Capital Contributions of the Members in excess of the initial Capital Contributions made by the Members contemporaneously with the execution of this Agreement, provided that such repayments to Members of additional Capital Contributions shall be pro rata to their respective additional Capital Contributions;

         (3) Then, in direct proportion to the Membership Interest of each Member.


                                   ARTICLE V
                              MEETINGS OF MEMBERS

         Section 1. Time and Place. The Members shall hold meetings on such date or dates as shall be fixed from time to time by the Members. Any meeting of Members may be held at such place within or without the State of Delaware as the Members of the Company may from time to time fix. In the event the Members shall fail to fix such place or time, or in the event members are entitled to call or convene a meeting in accordance with law, then, in such event, such meeting shall be held at the law offices Wiley, Rein & Fielding, 1776 K Street, N.W., Washington, D.C. 20006.

         Section 2. Telephonic Meetings. Unless otherwise restricted by applicable law, the Members may participate in any meeting by telephone conference or other similar means of communication provided all persons participating in such meeting can hear one another for the entire discussion of the matter or matters to be voted upon. Participating in a meeting by telephone conference or other similar means shall constitute presence in person at such meeting.

         Section 3. Notice of Meetings. Written notice stating the place, day and hour of the meeting shall be given for all meetings of the Members. Such notice shall state the person or person calling the meeting. Notice of a meeting shall be given personally or by first class mail, overnight courier, or facsimile, not less than 10 days nor more than 50 days before the date of the meeting, to each member at his address listed in the records of the Company. Notice shall be deemed to have been given when deposited with postage prepaid in a post office or other official depository under the exclusive jurisdiction of the United States Post Office. The date on which notice of a meeting of Members is mailed or the date on which a the resolution of the Members declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting, including any adjournment thereof, or of Members entitled to receive such distribution. The attendance of a Member in person or by proxy at the meeting without protesting the lack of notice of a meeting, shall constitute a waiver of notice by such Member.

         Section 4. Quorum; voting. Members holding a majority of the aggregate Membership Interests of all Members entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Members. Except as indicated otherwise herein, on all issues brought to a vote at a meeting of the Members, including, without limitation, the election of officers, the voting power of each Member entitled to vote shall be proportional to its respective Membership Interest. Unless otherwise provided herein or required under the Act, a vote of the Members holding at least a majority of the aggregate Membership Interests of all Members entitled to vote is necessary and sufficient to conduct business.

         Section 5. Proxy Voting. Every Member may authorize another person to act for him by proxy in all matters in which a Member may participate, including waiving notice of any meeting, voting or participating in a meeting, or expressing consent or dissent without a meeting. Every proxy shall be signed by the Member or his attorney in fact, and shall be revocable at the pleasure of the Member executing it, except as otherwise provided by law.

         Section 6. Action by Written Consent. Action required or permitted to be taken at a meeting of the Members may be taken may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by all Members of the Company.


                                   ARTICLE VI
                                   MANAGEMENT

         Section 1. Management by the Members. The business of the Company shall be conducted under the exclusive management of its Members, who shall have exclusive authority to act for the Company in all matters. The Members may, from time to time, designate certain Members to act for the Company in certain matters as herein specified.

         Section 2. No Officers. The Company shall have no officers unless otherwise determined by a vote of the Members.

                                  ARTICLE VII
                                 FISCAL MATTERS

         Section 1. Fiscal Year. The fiscal year of the Company shall begin on the first day of January and end on the last day of December.

         Section 2. Contracts. The Members may authorize, in writing, any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

         Section 3. Checks, Drafts, etc. All checks, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such Members or Members, officer or officers, agent or agents, of the Company and in such manner as shall from time to time be determined by resolution of the Members.

         Section 4. Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such banks, trust companies or other depositories as the Members may select.


                                  ARTICLE VIII
                               BOOKS AND RECORDS

         Section 1. Books and Records. The books and records of the Company shall be kept at the principal office of the Company or at such other places, within or without the State of Delaware as the Members shall from time to time determine.

         Section 2. Right of Inspection. Any Member of record shall have the right to examine, at any reasonable time or times for all purposes, the books and records of account, minutes and records of Members and to make copies thereof. Such inspection may be made by any agent or attorney of the Member. Upon the written request of any Member, the Company shall mail to such Member its most recent financial statements, showing in reasonable detail its assets and liabilities and the results of its operations.

         Section 3. Financial Records. All financial records shall be maintained and reported based on generally acceptable accounting practices.

                                   ARTICLE IX
                                INDEMNIFICATION

         Section 1. Right of Indemnification. To the maximum extent permitted by the Act and the law of the State of Delaware, the Company shall indemnify any current or former Member or officer against expenses actually and necessarily incurred in connection with any action, suit or proceeding in which such person is a party, by reason of having been a Member or officer of the Company, except in relation to any matter in which a person may be held liable for an unlawful distribution in violation of Section 18-607 of the Act.

         The right of indemnification provided in this Section shall be solely the obligation of the Company. At no time shall any Member or Members be obligated or expected to provide indemnification for any other Member or any officer of the Company.

         Section 2. Expenses. Expenses, including attorneys' fees, incurred in defending any action, suit or proceeding referred to in Section 1 of this Article may be paid by the Company in advance of the final disposition of such action, suit, or proceeding as authorized by the Members in the specific case upon receipt of an undertaking by or on behalf of the Member, officer, employee, or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the Company as authorized in this Article.

         Section 3. Non-Exclusivity. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the law or any agreement, or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Member, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrator of such a person. The Certificate of Formation of the Company shall not be interpreted to limit in any manner the indemnification or right to advancement for expenses of an individual who would otherwise be entitled thereto. This Agreement shall be interpreted as mandating indemnification and advancement of expenses to the fullest extent permitted by law.

                                   ARTICLE X
                                   INSURANCE

         To the extent permitted by applicable law, the Company may arrange for, purchase and maintain insurance on behalf of the Company and any person who is or was a Member or Officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation (domestic or foreign, non-profit or for profit) partnership, joint venture, limited liability company, trust or other enterprise.


                                   ARTICLE XI
                   DISSOLUTION, LIQUIDATION, AND TERMINATION

         Section 1. Dissolution. The Company shall be dissolved upon the first to occur of the following events:

                    (a)   the affirmative consent of all Members;

                    (b) the expiration of the Term of this Agreement, which coincides with the period fixed in the Certificate of Formation for the duration of the Company;

                    (c) the death, disability, resignation, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company, unless (i) there are at least two remaining Members or at least one remaining Member and a new Member is admitted in accordance with the provisions of Section 3 of
                          Article II, and (ii) the Members with more than a majority of the Membership Interest of the remaining Members and a majority of the Members voting per capita consent to the continuation of the business of the Company;

                    (d)   the entry of a decree of judicial
                          dissolution under Section 18-802 of the Act.

         Section 2. Liquidation. Upon the dissolution of the Company, its affairs shall be promptly wound up and its assets liquidated as promptly as is consistent with obtaining the fair market value thereof. The Members shall select one Member to serve as liquidator of the Company, with such compensation, if any, as the Members shall approve. The liquidator shall proceed diligently to wind up the affairs of the Company in accordance with the provisions of this Agreement and the Act. The costs and expenses of liquidation shall be borne by the Company. Until final distribution, the liquidator shall continue to manage the Company and its assets and shall have all of the power and authority of the Members and shall be entitled to indemnification and advancement and payment of expenses in accordance with the provisions of this Agreement. The liquidator is authorized and directed to take, execute, file, and deliver all notices, actions and filings required by the provisions of Subchapter VIII of the Act.

         Section 3. Winding Up. In the event of the occurrence of any event described in Section 1 above giving rise to the dissolution of the Company, the affairs of the Company shall be wound up as follows:

         (a) the Company shall not incur any expense or liability other than expenses and liabilities necessary for the completion of the winding up and dissolution of the Company;

         (b) the assets of the Company shall be gathered in and sold or delivered in kind in satisfaction of the liabilities of the Company;

         (c) all liabilities of the Company, including loans by any Member to the Company but excluding any liabilities in dispute, shall be paid. In the event that the assets of the Company are insufficient to pay such liabilities in whole, loans by the Members shall be repaid in proportion to the outstanding loan balances of each Member. Other liabilities of the Company shall be paid in part in accordance with a negotiated settlement or in accordance with the priorities set forth in the Bankruptcy Code, whether or not an insolvency proceeding is commenced by or against the Company;

         (d) any additional Capital Contributions of each Member shall be repaid in full or distributed in kind;

         (e) all remaining cash or other assets on hand after the steps set forth above have been taken shall be distributed to the Members in direct proportion to the Membership Interest of each Member; and

         (f) any remaining unsold assets which are not distributed in kind in satisfaction of the liabilities of the Company as set forth above shall be distributed to the Members in proportion to their Membership Interest.

         On completion of the above steps, the liquidator shall file a Certificate of Cancellation in accordance with Section 18-203 of the Act and take any other steps required under the Act or other applicable law to dissolve the Company.

                                  ARTICLE XII
                               GENERAL PROVISIONS

         Section 1. Seal. The Members may provide a company seal which shall be circular in form and shall have inscribed thereon the name of the Company, the phrase "State of Delaware," and the words, "Company Seal".

         Section 2. Notice. Any notice required or permitted to be given pursuant to the provisions of the Act, the Certificate of Formation of the Company, or this Agreement shall be effective as of the date personally delivered, or, if sent by mail, overnight courier or facsimile, on the date sent and addressed to the intended recipient at his address indicated on Exhibit A hereto, provided that, to be effective, any notice sent by mail shall be sent through first-class mail, postage prepaid.

         Section 3. Waiver of Notice. Whenever any notice is required to be given to any Member or member of the Members of the Company under the provisions of the Certificate of Formation, this Agreement, or the provisions of the Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated herein, shall be deemed equivalent to the giving of such notice.

         Section 4. Gender and Number. Whenever the context requires, the gender of all words used herein shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural thereof.

         Section 5. Severability; Construction. Each article, paragraph, subparagraph, term and condition of this Agreement, and any portions thereof, will be considered severable. If, for any reason, any portion of this Agreement is determined to be invalid, contrary to, or in conflict with, any applicable present or future law, rule or regulation in a final, unappealable ruling issued by any court, agency, or tribunal with valid jurisdiction in a proceeding to which the Company or a Member is a party, that ruling will not impair the operation of, or have any other effect upon, any other portions of this Agreement, all of which will remain binding on the parties and continue to be given full force and effect. No provision of this Agreement shall be interpreted in favor of or against any party because of the party that drafted this Agreement.

         Section 6. Binding Effect. Except as otherwise specifically provided herein, this Agreement is binding on and shall inure solely to the benefit of the Members and their respective legal representatives, successors, and permitted assigns.

         Section 7. Governing Law. The Certificate of Formation the provisions of this Limited Liability Company Agreement, and the relationship between the Company and the Members shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict-of-laws principles thereof, and excluding any principle that might refer such governance or construction to the law of another jurisdiction.

         Section 8. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Member agrees to execute and deliver any additional documents and instruments, and to perform any additional acts required or appropriate to effectuate the provisions of this Agreement and those transactions.


                                  ARTICLE XIII
                                   AMENDMENTS

         This Agreement may be altered, amended or repealed and a new Limited Liability Company Agreement may be adopted by a vote of Members holding more than a majority of the aggregate Membership Interests of all Members. Notwithstanding the foregoing, it is the express intention of the Members that the Company shall, at all times, be classified as a partnership for tax purposes by both the federal and state governmental authorities. The Members agree that they shall amend this Agreement as necessary to make it consistent with that intention, and they further agree that there shall not be any amendment to this Agreement that would jeopardize the classification of the Company as a partnership for tax purposes.

                                 CERTIFICATION

         THE UNDERSIGNED, being all of the Members of the Company, hereby evidence their adoption and ratification of the foregoing Limited Liability Company Agreement of the Company, as of the 15th day of September, 1997.


                                     HADI MAKARECHIAN,
                                     an individual


                                     /s/ HADI MAKARECHIAN
                                     ---------------------------------

                                   EXHIBIT A


                      LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                  CPH3, L.L.C.



Member                                     Initial Capital                           Membership
and Address                                Contribution                              Interest
-----------                                ------------                              --------
Hadi Makarechian                           6,600,034 shares of                       100%
4100 MacArthur Blvd.                       Common Stock
Suite 200                                  par value $.10, of
Newport Beach, CA 92660                    Capital Pacific Holdings, Inc.,
                                           a Delaware corporation